UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2011

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 25, 2011, Forest Oil Corporation, a New York corporation (the “Company”), and Lone Pine Resources Inc., a Delaware corporation (“Lone Pine”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters set forth on Schedule 1 to the Underwriting Agreement (the “Underwriters”), providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of an aggregate of 15,000,000 shares of Lone Pine’s common stock (the “Common Stock”) at an initial public offering price of $13.00 per share ($12.22 per share, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Underwriters were granted an over-allotment option for a period of 30 days to purchase from Lone Pine up to an additional 2,250,000 shares of common stock, at the same price per share, to cover over-allotments, if any.  The material terms of the Offering are described in the prospectus, dated May 25, 2011 (the “Prospectus”), filed by Lone Pine with the Securities and Exchange Commission (the “Commission”) on May 26, 2011 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), and the supplemented PREP prospectus, dated May 25, 2011, filed by Lone Pine on May 26, 2011 with the applicable securities regulatory authority in each of the Canadian provinces other than Quebec. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-171123)(the “Registration Statement”), initially filed by Lone Pine on December 13, 2010.

The transactions contemplated by the Underwriting Agreement were completed on June 1, 2011.  Upon completion of the Offering, the Company owned 82.3% of the outstanding shares of Common Stock.  The net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, received by Lone Pine were approximately $178.3 million.  As described in the Prospectus, Lone Pine intends to use the net proceeds from the Offering to pay $29 million to the Company as partial consideration for the Contribution (as defined below) to Lone Pine pursuant to the Separation and Distribution Agreement as described below.  Lone Pine intends to use the remaining net proceeds and borrowings under its bank credit facility to repay Lone Pine’s outstanding indebtedness owed to the Company, including intercompany advances and accrued interest. As of May 31, 2011, Lone Pine had approximately $354 million of intercompany debt payable to the Company pursuant to a promissory note, and $47 million of intercompany advances and accrued interest due to the Company.  On a pro forma basis as of May 31, 2011, after giving effect to the Offering, the application of the net proceeds therefrom, and the related transactions, Lone Pine estimates that it would have no indebtedness to the Company and $248 million in borrowings under the Lone Pine Credit Agreement (as defined below).

In the Underwriting Agreement, the Company and Lone Pine agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, financial advisory, investment banking, and other services in the ordinary course of their business for the Company for which they have received, and in the future will be entitled to receive, customary fees and commissions. An affiliate of J.P. Morgan Securities LLC is the administrative agent and a lender under the Company’s bank credit facility and Lone Pine’s bank credit facility. An affiliate of TD Securities (USA) LLC is a Co-Syndication Agent and a lender under the Company’s bank credit facility and Lone Pine’s bank credit facility. An affiliate of Credit Suisse Securities (USA) LLC is a Co-U.S. Documentation Agent and a lender under Forest’s bank credit facility and a lender under Lone Pine’s bank credit facility.  An affiliate of BMO Capital Markets Corp. is a Co-U.S. Documentation Agent and a lender under the Company’s bank credit facility and a Co-Syndication Agent and a lender under Lone Pine’s bank credit facility. An affiliate of Wells Fargo Securities, LLC is a lender under the Company’s bank credit facility and a Co-Documentation Agent and a lender under Lone Pine’s bank credit facility. Each of an affiliate of CIBC World Markets Corp. and an affiliate of RBC Capital Markets LLC is a lender under Lone Pine’s bank credit facility. An affiliate of BNP Paribas Securities Corp. is a Co-U.S. Documentation Agent and a lender under the Company’s bank credit facility and a lender under Lone Pine’s bank credit facility. An affiliate of Scotia Capital (USA) Inc. is a lender under the Company’s bank credit facility and a Co-Documentation Agent and a lender under Lone Pine’s bank credit facility.  In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold, on behalf of themselves or their customers, long or short positions in the Company’s equity or debt securities or loans, and may do so in the future.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Separation and Distribution Agreement

On May 25, 2011, the Company, Canadian Forest Oil Ltd., an Alberta corporation (“CFOL”), and Lone Pine entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”). The Separation and Distribution Agreement contains the key provisions related to Lone Pine’s separation from the Company, the Offering, and the distribution, or spin-off (the “Spin-off), by the Company of the remaining shares of Common Stock held by the Company to its shareholders.  As soon as practicable following the completion of the Offering and the expiration or waiver of the applicable lock-up period under the Underwriting Agreement, the Company intends to distribute all of the remaining shares of Common Stock that it owns by means of a special dividend to its shareholders. The Company expects that the Spin-off will occur approximately four months following the completion of the Offering.

The separation.    Prior to the completion of the Offering, the following transactions, among others, occurred pursuant to the Separation and Distribution Agreement:  the Company contributed its approximate 86.6% direct ownership interest in CFOL and its 100% direct and indirect ownership interest in each of Wiser Oil Delaware, LLC (“Wiser Oil Delaware”) and Wiser Delaware LLC (together with Wiser Oil Delaware, the “Wiser Entities”), which collectively own the remaining interest in CFOL, to Lone Pine in exchange for 69,999,999 shares of  Common Stock and cash consideration of $29 million (the “Contribution”).

Claims.    Generally, Lone Pine assumed liability for all pending, threatened, and unasserted legal matters related to Lone Pine’s business or Lone Pine’s assumed or retained liabilities, and the Company retained liability for all pending, threatened, and unasserted legal matters related to its business or its assumed or retained liabilities. Lone Pine and the Company will each indemnify the other for any liability to the extent arising from such assumed or retained legal matters.

Releases.    Except as otherwise provided in the Separation and Distribution Agreement, each of the Company and Lone Pine released and discharged the other and their respective subsidiaries, successors, and assigns from all liabilities existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before the separation from the Company. The releases do not extend to obligations or liabilities under any agreements between the Company and Lone Pine that remain in effect following the separation, which agreements include, but are not limited to, the Separation and Distribution Agreement, the Transition Services Agreement (as defined below), the Registration Rights Agreement (as defined below), the Tax Sharing Agreement (as defined below), and the Employee Matters Agreement (as defined below).

Indemnification.    In addition, the Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of Lone Pine’s business with Lone Pine and financial responsibility for the obligations and liabilities of the Company’s business with the Company. Specifically, each party will indemnify, defend, and hold harmless the other party, its affiliates, and subsidiaries, successors, and assigns, and its officers, directors, employees, and agents for any losses arising out of or otherwise in connection with:

•                  the liabilities each such party assumed or retained pursuant to the separation and distribution agreement;

•                  the operation of such party’s business; and

•                  any breach by such party of the separation and distribution agreement or the other separation agreements.

Each of the Company and Lone Pine will indemnify, defend, and hold harmless the other, its affiliates, and subsidiaries, successors, and assigns, and its officers, directors, employees, and agents for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in the Registration Statement or in the Prospectus or necessary to make the statements in the Registration Statement or the Prospectus not misleading.

The Separation and Distribution Agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Insurance.    The Separation and Distribution Agreement provides for the allocation among the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the separation and sets forth procedures for the administration of insured claims and the allocation of proceeds. In addition, the Separation and Distribution Agreement provides that upon completion of the Spin-off, the Company and Lone Pine will be solely responsible for their respective programs of insurance, which will be separate and apart from one another. The Separation and Distribution Agreement also provides that each party will obtain, subject to the terms of the agreement, certain directors and officers insurance policies for acts and omissions occurring on or after the effective date of the Registration Statement.

The Spin-off.    The Separation and Distribution Agreement also governs the rights and obligations of the Company and Lone Pine regarding the proposed Spin-off by the Company to its shareholders of the remaining shares of the Common Stock held by the Company following the Offering. The Company expects to accomplish the Spin-off through a pro rata distribution by the Company of its remaining shares of the Common Stock to holders of its common stock. The Company has the sole discretion to determine the timing, form, structure, and all other terms of any transactions to effect the Spin-off.

The Separation and Distribution Agreement provides that the Spin-off is subject to the satisfaction or waiver of certain conditions. In particular, the Separation and Distribution Agreement provides that the Company will not effect the Spin-off unless the Company has obtained a private letter ruling from the IRS and/or an opinion of its outside tax advisor, in either case reasonably acceptable to the Company’s board of directors, to the effect that the contribution by the Company of its direct and indirect ownership interest in CFOL to Lone Pine and the distribution by the Company of the shares of the Common Stock held by the Company after the Offering should qualify, for U.S. federal income tax purposes, as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code. The Company has obtained an opinion of its outside tax advisor that is acceptable to the Company’s board of directors to the effect that the contribution by the Company of its direct and indirect ownership interest in CFOL to Lone Pine and the distribution by the Company of the shares of Common Stock held by the Company after the Offering should qualify for U.S. federal income tax purposes as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code, which opinion satisfies the related condition to the Spin-off. The Company has requested, but has not yet received, a private letter ruling from the IRS.  The Company may decide not to complete the Spin-off if, at any time, the Company’s board of directors determines, in its sole discretion, that the Spin-off is not in the best interests of the Company or its shareholders.  If the Company determines to effect the Spin-off, Lone Pine will be required by the Separation and Distribution Agreement to cooperate with the Company in all respects to accomplish the Spin-off and to promptly take any and all actions necessary or desirable to effect the Spin-off.

Financial and reserve reporting.    Lone Pine has agreed that, for so long as the Company is required to consolidate Lone Pine’s results of operations and financial position, or to account for its investment in Lone Pine under the equity method of accounting, Lone Pine will:

•                  maintain the same fiscal year as the Company;

•                  deliver annual and other budgets, financial and other projections, and monthly financial reports to the Company;

•                  deliver monthly and other reserve and production reports to the Company;

•                  provide to the Company an opportunity for preliminary review of any reports or other information that Lone Pine sends to its stockholders or file with the Commission or any securities exchange, as well as any press releases regarding annual and quarterly earnings and interim financial guidance;

•                  cooperate, and use its reasonable best efforts to cause its auditors and independent reserve engineers to cooperate, to the extent reasonably requested by the Company, in connection with the preparation of the Company’s financial statements and other information provided to the public, the Commission, or any securities exchange by the Company;

•                  unless otherwise required by law, to the extent requested by the Company, use the auditors and independent reserve engineers directed by the Company; and

•                  unless otherwise required by law, to the extent requested by the Company, keep its accounting practices and principles consistent with those of the Company.

Lone Pine has also agreed that, for so long as the Company is required to consolidate Lone Pine’s results of operations and financial position or account for its investment in Lone Pine under the equity method of accounting, Lone Pine will provide quarterly and annual financial statements and related information to the Company prior to their inclusion in the Company’s financial statements and consistent with the Company’s financial statement presentation.

Contractual restrictions.    So long as the Company owns 50% or more of the voting power of all then outstanding shares of Lone Pine’s capital stock entitled to vote generally in the election of directors, Lone Pine will not:

•                  without the prior written consent of the Company, take any action limiting the rights of the Company as Lone Pine’s stockholder (including limiting its rights to transfer shares of Lone Pine’s stock that it owns) or limit the rights of any transferee of the Company; or

•                  take any action, or fail to take any action, to the extent such action or failure could reasonably result in the Company being in breach or default under a contract of which the Company has notified Lone Pine.

For so long as the Company is required to consolidate Lone Pine’s results of operations and financial position, Lone Pine may not incur any additional indebtedness if the incurrence of indebtedness either (1) will cause the Company to be in breach of or default under any contract or agreement, (2) is reasonably likely, in the Company’s reasonable opinion, to adversely impact the Company’s credit rating, or (3) involves more than $5 million, except that the restriction against the incurrence of additional indebtedness contained in this clause (3) will not, however, affect Lone Pine’s ability to borrow under Lone Pine’s bank credit facility.

For two years after the completion of the Offering, (1) the Company has agreed not to acquire any oil and gas properties in Canada, unless such oil and gas properties in Canada constitute less than a majority of the assets included in a particular business opportunity, and (2) Lone Pine has agreed not to acquire any oil and gas properties in the United States, unless such oil and gas properties in the United States constitute less than a majority of the assets included in a particular business opportunity. However, during this two-year period, if the Company obtains Lone Pine’s prior consent with respect to a defined area in Canada, it may engage in activities in that area, and, similarly, if Lone Pine obtains the Company’s prior consent with respect to a defined area in the United States, Lone Pine may engage in activities in that area.

For two years after the completion of the Offering, neither Lone Pine nor the Company will be permitted to solicit each other’s active employees for employment without the other’s consent.

Until the earlier of the date (1) the Spin-off occurs, (2) the Company notifies Lone Pine that it no longer intends to pursue the Spin-off, or (3) the Company ceases to own at least 80.1% of the voting power of all then outstanding shares of Lone Pine’s capital stock entitled to vote generally in the election of directors, Lone Pine will not be permitted, without the Company’s consent, to (a) acquire any businesses or other assets with an aggregate value of more than $20 million, (b) dispose of assets with an aggregate value of more than $20 million, or (c) acquire any equity or debt securities of any other entity, or loan funds to any other person or entity, with an aggregate value of more than $5 million.

Expenses.    Lone Pine will be responsible for all costs incurred in connection with the Offering. Lone Pine and the Company generally will each be responsible for 50% of all costs (including all third-party costs) incurred in connection with the Spin-off of the Common Stock to the shareholders of the Company following completion of the Offering. In connection with the Offering, the Company has provided corporate services such as legal, accounting, tax, human resources, and other services to Lone Pine. In addition, the Company has incurred third-party costs attributable to the Offering on Lone Pine’s behalf.  Lone Pine will reimburse the Company for the services and third-party costs incurred.

Termination.    The Company may determine not to complete the Spin-off at any time if the Company’s board of directors determines, in its sole discretion, that the Spin-off is not in the best interests of the Company or its shareholders. In the event of a termination of the Separation and Distribution Agreement, only the provisions of the Separation and Distribution Agreement relating to the Spin-off will terminate. The Company and Lone Pine will similarly be able to amend the Tax Sharing Agreement to terminate provisions of the Tax Sharing Agreement relating to the Spin-off. The other provisions of the Separation and Distribution Agreement, the Tax Sharing Agreement, and the other separation agreements that the Company and Lone Pine enter into will remain in full force and effect.

The foregoing description is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Transition Services Agreement

On June 1, 2011, the Company and Lone Pine entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which the Company agreed to provide to Lone Pine, on a transitional basis, certain administrative services, including, among other things, executive oversight, insurance and risk management, treasury, information technology, legal, accounting, tax, marketing, corporate engineering, human resources, and investor relations, consistent with the services provided by the Company to Lone Pine before the separation. The charges for the transition services generally are intended to allow the Company to fully recover the costs directly associated with providing the services to Lone Pine, plus all out-of-pocket costs and expenses, without profit. The charges of each of the transition services generally will be based on the product of (1) the number of hours each applicable employee bills during the billing month, and (2) such employee’s total hourly compensation (based on his or her base salary plus applicable burden and bonus). The Company will provide Lone Pine with reasonable information that supports the charges for such transition services. Unless Lone Pine requires services that are materially greater than Lone Pine’s current expectations, Lone Pine expects that the total amount to be paid to the Company under the Transition Services Agreement will not exceed $1 million.

The services provided under the Transition Services Agreement will terminate upon the later of (1) six months after the completion of the Offering or (2) the Spin-off; provided, however, that if the Spin-off has not occurred by December 31, 2011, then the Transition Services Agreement will terminate on such date.

Subject to certain exceptions, the Company’s liability for providing services under the Transition Services Agreement will generally be limited to the aggregate amount (excluding any third-party costs and expenses included in such amount) actually paid to the Company by Lone Pine pursuant to the Transition Services Agreement. The Transition Services Agreement also will provide that the Company shall not be liable to Lone Pine for any consequential, special, indirect, incidental, punitive, or exemplary damages.

The foregoing description is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On June 1, 2011, the Company and Lone Pine entered into a Registration Rights Agreement (the “Registration Rights Agreement”). If the Company does not complete the Spin-off or another similar transaction, the Company could not freely sell its shares of Common Stock without registration under the Securities Act or a valid exemption thereunder. Accordingly, the Registration Rights Agreement provides the Company with certain registration rights relating to the shares of Common Stock that it holds. Under the Registration Rights Agreement, Lone Pine may be required to register for offer and sale all or a portion of the Common Stock held by the Company (or certain permitted transferees).

Shares covered.    The Registration Rights Agreement will cover all shares of the Common Stock that are held by the Company or a permitted transferee. No person who received shares in the Spin-off will be a permitted transferee, nor will any person who, together with its affiliates, owns less than 10% of the Common Stock.

Mandatory registration rights.    Lone Pine may be required to file and effect the registration of shares of the Common Stock pursuant to a registration statement in the United States and file and effect the qualification of shares of the Common Stock pursuant to a shelf prospectus in Canada under certain circumstances no earlier than the expiration of the lock-up period contained in the Underwriting Agreement.

Piggyback registration rights.    If Lone Pine at any time proposes to file on Lone Pine’s behalf or on behalf of any of Lone Pine’s other security holders a registration statement or Canadian prospectus in connection with a public offering of any of Lone Pine’s securities on a form and in a manner that would permit the registration for offer and sale of common stock covered by the Registration Rights Agreement, Lone Pine may be required to include shares covered by the Registration Rights Agreement in that offering.

Registration expenses.    Lone Pine will be responsible for the registration expenses in connection with the performance of Lone Pine’s obligations under the registration rights provisions set forth in the Registration Rights Agreement. The Company will be responsible for all of the fees and expenses of counsel to the Company, any applicable underwriting discounts or commissions, and any registration or filing fees with respect to shares of Common Stock being sold by the Company.

Indemnification.    The Registration Rights Agreement will obligate Lone Pine to provide indemnification and contribution for the benefit of the Company and its affiliates and representatives and any underwriters and, in limited situations, will obligate the Company to provide indemnification and contribution for the benefit of Lone Pine and any underwriters with respect to the information included in any registration statement, prospectus, Canadian prospectus, or related document.

Termination.    The registration rights under the Registration Rights Agreement will remain in effect with respect to any shares of Common Stock covered by the agreement until the earlier of such time as (1) the Company completes the Spin-off and (2) no registrable shares are outstanding after their original issuance. Shares of common stock subject to the Registration Rights Agreement will no longer be registrable shares upon the earliest of (a) the date on which they have been sold pursuant to a registration statement or are eligible for sale pursuant to Rule 144 (or any successor provision) under the Securities Act without restriction pursuant to such rule on the volume of securities that may be sold in any single transaction, or (b) the date on which they are sold to Lone Pine or its subsidiaries.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Sharing Agreement

On May 25, 2011, the Company and Lone Pine entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”).  The Tax Sharing Agreement governs the respective rights, responsibilities, and obligations of the Company and Lone Pine with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes. The Tax Sharing Agreement will remain in effect until the parties agree in writing to its termination; however, notwithstanding any such termination, the Tax Sharing Agreement will remain in effect with respect to any payments or indemnification due for all taxable periods prior to such termination during which the agreement was in effect.

In general, under the Tax Sharing Agreement:

•                  Lone Pine and the Company agreed to cooperate in the preparation of tax returns and with regard to any audits related to Lone Pine’s or the Company’s tax returns;

•                  with respect to any periods (or portions thereof) ending prior to the distribution, the Company will pay any U.S. federal income taxes of the “affiliated group” of which the Company is the common parent and, if Lone Pine (including any of its subsidiaries) are included in that affiliated group, Lone Pine will pay the Company an amount equal to the amount of U.S. federal income tax Lone Pine would have paid had Lone Pine filed a separate consolidated U.S. federal income tax return, subject to certain adjustments. With respect to any periods (or portions thereof) beginning after the distribution, Lone Pine will be responsible for any U.S. federal income taxes of Lone Pine or its subsidiaries;

•                  with respect to any periods (or portions thereof) ending prior to the distribution, the Company will pay any U.S. state or local income taxes that are determined on a consolidated, combined, or unitary basis and, if Lone Pine (including any of its subsidiaries) are included in such determination, Lone Pine will pay the Company an amount equal to the amount of tax Lone Pine would have paid had Lone Pine filed a separate return for such income, subject to certain adjustments;

•                  with respect to any periods (or portions thereof) beginning after the distribution, Lone Pine will be responsible for any U.S. state or local income taxes of Lone Pine or its subsidiaries;

•                  the Company will be responsible for any U.S. federal, state, local, or foreign taxes due with respect to tax returns that include only the Company and/or its subsidiaries (excluding Lone Pine and its subsidiaries), and Lone Pine will be responsible for any U.S. federal, state, local, or foreign taxes due with respect to tax returns that include only Lone Pine and/or its subsidiaries;

•                  to the extent that any gain or income is recognized by the Company (including its controlled subsidiaries) in connection with the failure of the Spin-off to be wholly-tax free under Sections 355 and 368(a)(1)(D) of the Code, Lone Pine will indemnify the Company for any taxes on such gain or income to the extent such failure is attributable to:

•                  any inaccurate written representation or warranty by Lone Pine in connection with any tax ruling requested or received from the IRS or opinions of the Company’s outside tax advisors;

•                  any breach by Lone Pine of applicable covenants in the Tax Sharing Agreement; or

•                  any action taken by Lone Pine;

•                  Lone Pine will indemnify the Company for certain Canadian tax-related liabilities incurred by the Company with respect to the contribution to Lone Pine of its ownership interests and certain indebtedness in CFOL and the transactions contemplated in conjunction with such contribution (including the Company’s costs to contest adverse tax claims, which contests it will control); and

•                  the Tax Sharing Agreement also assigns responsibilities for administrative matters, such as the filing of tax returns, payment of taxes due, retention of records and conduct of audits, examinations, or similar proceedings.

The Company and Lone Pine expect that the contribution and Spin-off, taken together, should qualify for U.S. federal income tax purposes as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code. The Company has obtained an opinion of its outside tax advisor to such effect. The Company has requested, but not yet received, a private letter ruling from the IRS. In connection with the ruling request and the opinion, Lone Pine has made certain representations regarding its company and its business, and the Company has made certain representations regarding it and its business.

Lone Pine has also agreed to certain restrictions that are intended to preserve the tax-free status of the Contribution and the Spin-off. Under these agreements, Lone Pine will be unable to issue or sell its Common Stock or other securities (including securities convertible into Common Stock but excluding certain compensation arrangements) during the period prior to the Spin-off. Lone Pine also will be restricted in its ability to sell assets during the pre-Spin-off period. For a period of two years after the date of the Spin-off, Lone Pine may take certain actions otherwise subject to these restrictions only if the Company consents to the taking of such action or if Lone Pine obtains, and provides to the Company, a private letter ruling from the IRS and/or an opinion from a law firm or accounting firm, in either case, acceptable to the Company in its sole discretion, to the effect that such action would not jeopardize the tax-free status of the Contribution and the Spin-off. Thus, for that two-year period, these covenants will restrict Lone Pine’s ability to sell assets outside the ordinary course of business, to issue or sell its common stock or other securities (including securities convertible into its common stock but excluding certain compensation arrangements), or to enter into any other corporate transaction that would cause Lone Pine to undergo either a 50% or greater change in the ownership of its voting stock or a 50% or greater change in the ownership (measured by value) of all classes of its stock (in either case, taking into account shares issued in the Offering).

The foregoing description is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Employee Matters Agreement

On May 25, 2011, the Company, CFOL, and Lone Pine entered into an Employee Matters Agreement (the “Employee Matters Agreement”) to allocate liabilities and responsibilities relating to the Company’s and Lone Pine’s current and former employees and their participation in certain benefit plans. The Employee Matters Agreement provides that (a) Lone Pine retains or assumes all liabilities and responsibilities relating to all persons with respect to their employment by Lone Pine or CFOL and (b) the Company retains or assumes all liabilities and responsibilities relating to persons with respect to their employment by the Company or any of its subsidiaries (other than Lone Pine and CFOL).

As of the date of the Offering, CFOL maintained a number of retirement, welfare, and other benefit plans for the benefit of its employees. Such plans will continue to be maintained by CFOL after the closing of the Offering on such terms and conditions as it determines. Lone Pine’s employees and CFOL’s employees generally do not participate in the benefit plans maintained by the Company, except for the Company’s long-term stock incentive plans, its employee stock purchase plan, and its annual incentive plans.

No duplicate benefits will be provided to Lone Pine’s employees under any of its plans that Lone Pine intends to adopt in connection with the Offering and a similar Company plan. Generally, Lone Pine’s employees and CFOL’s employees will continue to participate in the Company’s long-term stock incentive plans and the Company’s employee stock purchase plan following the closing of the Offering and until Lone Pine is no longer majority-owned by the Company, on terms and conditions consistent with past practice. However, Lone Pine does intend to adopt certain plans of its own in connection with the Offering. In addition, the Employee Matters Agreement provides that Lone Pine will enter into a severance agreement with its President and Chief Executive Officer, which severance agreement will, among other things, terminate the current severance agreement between the Company and him. Lone Pine also intends to enter into severance agreements with each of its other executive officers and certain of its key employees.

Participation by Lone Pine’s employees and CFOL’s employees in the Company’s long-term stock incentive plans after the closing of the Offering will be limited to awards held by such employees under such plans as of the date of such closing, because any new equity-based awards to Lone Pine’s employees and CFOL’s employees from and after the date of such closing will be made under Lone Pine’s 2011 Stock Incentive Plan. It is anticipated that Lone Pine’s and CFOL’s participation in any Company plans will cease upon the Company’s consummation of a Spin-off of the Common Stock.

Lone Pine has already adopted its own long-term stock incentive plan, and Lone Pine expects to adopt an annual incentive plan following the completion of the Offering. Whether or not the Spin-off occurs, Lone Pine will be responsible for any costs or liabilities associated with grants to its employees from any such plan that Lone Pine adopts in connection with or following the Offering.

With respect to any annual incentive awards under the Company’s annual incentive plan that are outstanding on the date of the completion of the Offering and held by individuals employed by Lone Pine or CFOL as of the date of the Spin-off, the Employee Matters Agreement requires Lone Pine to provide cash payments to such employees at the time of the Spin-off for the pro rata amount (based on the number of days of participation in the Company’s annual incentive plan prior to the completion of the Offering) of the bonus each of Lone Pine’s employees would be entitled to receive under the Company plan, assuming a “target” achievement of performance measures as of the date of the completion of the Offering.

The outstanding Company equity compensation awards held by Lone Pine’s employees will generally not be adjusted in connection with the Offering; all equity compensation award holders will continue to hold their awards under the existing Company equity compensation plans, and the awards will continue to be governed pursuant to the terms and conditions of the Company’s plans and any individual award agreements. In the event that the Company consummates a Spin-off following the Offering, however, all outstanding Company equity compensation awards will receive an equitable adjustment to reflect the impact of the transaction on the price of the Company’s common stock. The adjustments to each type of award currently outstanding pursuant to the Company equity compensation plans are described below.

Stock option awards.    Each outstanding stock option award will be equitably adjusted in order to reflect the change in the value of the Company’s common stock following such a Spin-off. The awards will be adjusted based upon a formula intended to adjust both the exercise price and the number of underlying shares of the Company common stock subject to the stock option award. The adjustment formula will ensure that each stock option award will be adjusted such that the ratio of the per-share exercise price to the per-share value of the share of the Company common stock and the total intrinsic value of the stock option award after the adjustment is the same as the ratio was prior to the adjustment. Following the adjustment, the stock option awards will generally continue to be governed by their original terms and conditions.

The outstanding stock option awards currently held by CFOL’s employees and Lone Pine’s employees are fully vested. CFOL’s employees and Lone Pine’s employees who are still employed by Lone Pine on the effective date of the Spin-off will have a period of up to three months following the Spin-off to exercise their vested stock option awards. However, if the employee is eligible for retirement upon the effective date of the Spin-off, then that employee will be given up to a full calendar year in which to exercise his or her vested stock option award. For employees who incur a termination of employment following the Offering but prior to the effective date of the Spin-off, the employee will be allowed to exercise his or her options in accordance with the terms and conditions regarding exercisability of the award within the individual award agreement governing that stock option award.

Restricted stock awards.    In the event that the Company conducts a Spin-off transaction following the Offering, the holders of restricted stock awards will not receive an adjustment to their awards. Restricted stock award holders have the right to receive distributions relating to the underlying Company common stock as if they were holders of record of the underlying stock at the time of that distribution. Therefore, in connection with the Spin-off, the restricted stock award holders will receive a distribution of Lone Pine’s shares that are fully vested.

Phantom stock unit awards.    The Company’s employees who hold phantom stock unit awards will receive an adjustment to their awards in connection with the Spin-off. The number of shares subject to the phantom stock unit award after the Spin-off will be equal to the number of shares covered by the award prior to the Spin-off multiplied by a fraction that reflects the difference in the fair market value of the Company’s common stock prior to and following the Spin-off.

CFOL employees and Lone Pine’s employees who hold cash-settled phantom stock units will receive the same adjustment to the number of shares subject to their award as the adjustment described above for the Company’s employees. With respect to these employees, from and after the Spin-off Lone Pine will be responsible for providing cash payments to the employees upon settlement of their awards. For CFOL employees and Lone Pine’s employees who hold phantom stock units that were designed to be settled in cash or in the form of the Company common stock, the compensation committee of the Company’s board of directors will make a decision prior to the Spin-off as to whether such awards will be settled in cash or securities. If the awards are determined to become cash-settled phantom stock units, then the awards will be adjusted as noted above at the time of the Spin-off, and Lone Pine will be responsible for settling those awards in cash at the time the awards are eligible to be settled. In the event that the compensation committee of the Company’s board of directors makes a decision to settle such phantom stock units in shares of the Company’s common stock, then the holder of such an award will be treated similarly to the holder of a restricted stock award described above and directly participate in any distribution of the Common Stock rather than receiving an adjustment to the award or, alternatively, Lone Pine will be responsible for providing a cash payment equal to the value of Lone Pine’s shares such holder would have otherwise received in such distribution. Phantom stock unit awards currently held by CFOL employees will vest in full upon the Company’s Spin-off of the Common Stock.

Performance unit awards.    The holders of the performance unit awards granted in 2010 will also receive an adjustment to their awards. The adjustment to these awards is provided for by the terms of the individual performance unit award agreements, which state that an appropriate adjustment will be made to the “Initial Value” of the underlying common stock and in the number of the performance units subject to the award. The “Initial Value” of the awards is defined as the average of the Company’s closing stock prices over the 20 trading days immediately preceding the beginning of the applicable performance period. As a result of the Spin-off, the Initial Value will be reduced and the number of performance units subject to the award will be increased in a manner that is designed to preserve the value of such awards and reflect the effect of the Spin-off on the fair market value of a share of the Company’s common stock. A Spin-off of the Common Stock by the Company will cause the end of the performance period under the terms of the performance unit award currently held by Mr. Anderson. In such an event, Mr. Anderson will be issued a number of shares of the Company common stock equal to the number of performance units that would have become “earned” as of the date of the Spin-off based upon the actual performance against stated performance criteria required under his agreement through such date.

The foregoing description is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Third Amendment to Second Amended and Restated U.S. Credit Agreement and Termination of Second Amended and Restated Canadian Credit Agreement

On May 25, 2011, the Company and CFOL entered into the Third Amendment (the “Amendment”) to Second Amended and Restated U.S. Credit Agreement (the “U.S. Credit Agreement”), dated as of June 6, 2007, and Termination of Second Amended and Restated Canadian Credit Agreement (the “Canadian Credit Agreement”), dated as of June 6, 2007, some of the operative provisions of which became effective on May 25, 2011 and some of the operative provisions of which became effective on June 1, 2011.  Pursuant to the Amendment and in connection with the Contribution and the Offering and the effectiveness of the operative provisions of the Credit Agreement, dated as of March 18, 2011, by and among Lone Pine, as parent, CFOL, as borrower, JPMorgan Chase Bank, N.A., Toronto branch, as administrative agent, and certain other agents and lenders party thereto, as amended on April 29, 2011 (the “Lone Pine Credit Agreement”), the U.S. Credit Agreement was amended on June 1, 2011 to, among other things, remove any collateral owned by Lone Pine or any of its subsidiaries from the collateral securing the U.S. Credit Agreement, terminate the Canadian Credit Agreement, terminate various guaranties securing the Canadian Credit Agreement, release collateral securing the Canadian Credit Agreement, terminate certain liens and mortgages securing the Canadian Credit Agreement, and terminate the Second Amended and Restated Intercreditor Agreement, dated as of June 6, 2007, among the lenders specified therein.  The Lone Pine Credit Agreement is currently effective and is described in the Company’s Current Reports on Form 8-K dated March 18, 2011 and April 29, 2011.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01   Completion of Acquisition or Disposition of Assets.

Separation and Distribution Agreement

The description of the Contribution pursuant to the Separation and Distribution Agreement provided above under Item 1.01 is incorporated in this Item 2.01 by reference. A copy of the Separation and Distribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 7.01.  Regulation FD Disclosure.

On May 26, 2011, the Company issued a press release, which announced that Lone Pine had priced its initial public offering of 15,000,000 shares of common stock at a price to the public of $13.00 per share.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated May 25, 2011, by and among Lone Pine Resources Inc., Forest Oil Corporation and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.
4.1

Third Amendment to Second Amended and Restated U.S. Credit Agreement and Termination of Second Amended and Restated Canadian Credit Agreement dated May 25, 2011, by and among Forest Oil Corporation, Canadian Forest Oil Ltd., JPMorgan Chase Bank, N.A., Toronto branch, as Canadian administrative agent, JPMorgan Chase Bank, N.A., as global administrative agent, and the lenders named therein.

10.1	Separation and Distribution Agreement dated May 25, 2011, by and among Forest Oil Corporation, Canadian the Company Oil Ltd., and Lone Pine Resources Inc.
10.2	Transition Services Agreement dated June 1, 2011, by and between Forest Oil Corporation and Lone Pine Resources Inc.
10.3	Registration Rights Agreement dated June 1, 2011, by and between Forest Oil Corporation and Lone Pine Resources Inc.
10.4	Tax Sharing Agreement dated May 25, 2011, by and between Forest Oil Corporation and Lone Pine Resources Inc.
10.5	Employee Matters Agreement dated May 25, 2011, by and among Forest Oil Corporation, Canadian Forest Oil Ltd., and Lone Pine Resources Inc.
99.1	Press release of Forest Oil Corporation dated May 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: June 1, 2011	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated May 25, 2011, by and among Lone Pine Resources Inc., Forest Oil Corporation and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.
4.1

Third Amendment to Second Amended and Restated U.S. Credit Agreement and Termination of Second Amended and Restated Canadian Credit Agreement dated May 25, 2011, by and among Forest Oil Corporation, Canadian Forest Oil Ltd., JPMorgan Chase Bank, N.A., Toronto branch, as Canadian administrative agent, JPMorgan Chase Bank, N.A., as global administrative agent, and the lenders named therein.

10.1	Separation and Distribution Agreement dated May 25, 2011, by and among Forest Oil Corporation, Canadian the Company Oil Ltd., and Lone Pine Resources Inc.
10.2	Transition Services Agreement dated June 1, 2011, by and between Forest Oil Corporation and Lone Pine Resources Inc.
10.3	Registration Rights Agreement dated June 1, 2011, by and between Forest Oil Corporation and Lone Pine Resources Inc.
10.4	Tax Sharing Agreement dated May 25, 2011, by and between Forest Oil Corporation and Lone Pine Resources Inc.
10.5	Employee Matters Agreement dated May 25, 2011, by and among Forest Oil Corporation, Canadian Forest Oil Ltd., and Lone Pine Resources Inc.
99.1	Press release of Forest Oil Corporation dated May 26, 2011.